Exhibit 99.1

June 20, 2022, 3 p.m. ET / 12 p.m. PT

eXp World Holdings to Acquire Zoocasa Realty Inc.
Proptech Acquisition Strengthens eXp Realty’s Online Lead Generation, Home Search and Listings Portal Solutions in Canada

BELLINGHAM, Wash. — June 20, 2022 — eXp World Holdings, Inc. (Nasdaq: EXPI), the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises, today announced the pending acquisition Zoocasa Realty Inc. and its key property, Zoocasa.com, to bolster eXp Realty’s online lead generation, home search and listings portal opportunities for our agents and brokers. The transaction is subject to customary closing conditions and approvals and is expected to close in July 2022.

Zoocasa is an award-winning consumer real estate search portal and brokerage based in Toronto, Canada. Zoocasa offers an all-in-one intelligent, scalable listings platform that provides a seamless home search experience, deep market insights and a connection to local real estate experts.

“Online home search and lead generation portals are critical tools in residential real estate – both for customers looking to buy and sell homes, and our agents building their businesses,” said Glenn Sanford, Founder, Chairman and CEO of eXp World Holdings. “We’re excited about bringing Zoocasa into the eXp World Holdings family of companies. Their experienced leadership team, technology and well-known Canadian brand will position us to create a unique portal experience, with a goal of taking home search and lead generation to the next level across North America. This acquisition is a testament to our continued investment in growth to differentiate, be a destination brokerage and give our agents a proprietary option for nurtured and inside sales qualified leads.”

Exhibit 99.1

Zoocasa is owned by its CEO Lauren Haw and a group of investors, who purchased Zoocasa.com from Rogers Communications in 2015. Today, the platform has close to 12 million annual visits and 150 in-house real estate agents.

“Joining eXp Realty and eXp World Holdings is an exciting next step for the expansion of Zoocasa’s impact as we continue to redefine our portal and lead generation technology to create excellent experiences for customers and agents,” said Lauren Haw, CEO and Broker of Record of Zoocasa. “eXp’s cloud-based model is a perfect fit for our team and we look forward to growing our business with eXp’s leadership team and network of agents.”

For more information about eXp World Holdings and its subsidiaries, go to expworldholdings.com.

For more information about Zoocasa Realty Inc., please go to Zoocasa About Us.

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises.

eXp Realty is the fastest-growing real estate company in the world with more than 82,000 agents in the United States, Canada, the United Kingdom, Australia, South Africa, India, Mexico, Portugal, France, Puerto Rico, Brazil, Italy, Hong Kong, Colombia, Spain, Israel, Panama, Germany, Dominican Republic, Greece and New Zealand and continues to scale internationally. As a publicly traded company, eXp World Holdings provides real estate professionals the unique opportunity to earn equity awards for production goals and contributions to overall company growth. eXp World Holdings and its businesses offer a full suite of brokerage and real estate tech solutions, including its innovative residential and commercial brokerage model, professional services, collaborative tools and personal development. The cloud-based brokerage is powered by Virbela, an immersive 3D platform that is deeply social and collaborative, enabling agents to be more connected and productive. SUCCESS® Enterprises, anchored by SUCCESS® magazine and its related media properties, was established in 1897 and is a leading personal and professional development brand and publication.

For more information, visit https://expworldholdings.com.

Exhibit 99.1

About Zoocasa Realty Inc.

Zoocasa is an award winning brokerage that uses data and technology to deliver an intelligent, end-to-end real estate experience.

Zoocasa’s insights and suite of digital tools, combined with the market expertise of its in-house agents and brokerage team, allows Zoocasa to set a new standard for full-service real estate in Canada. A 3-time winner of both the Financial Times Fastest Growing Companies in the Americas and the Top Growing Companies in Canada by the Globe and Mail, Zoocasa continues to innovate on the home buying, selling and search experience online.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the continued growth of our agent and broker base; expansion of our residential real estate brokerage business into foreign markets; demand for remote working and distance learning solutions and virtual events; development of our commercial brokerage and our ability to attract commercial real estate brokers; and revenue growth and financial performance. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

MZ Group – MZ North America

investors@expworldholdings.com

Zoocasa Realty Inc. - Media Relations Contact:

communications@zoocasa.com